Exhibit 23.1

Deloitte & Touche LLP

Suite 3300

1100 Walnut Street

Kansas City, MO 64106-2129

USA

Tel: +1 816 474 6180

www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of:

•                  our reports dated September 28, 2010, relating to the consolidated financial statements and financial statement schedule of Ferrellgas, L.P. and subsidiaries, and the effectiveness of Ferrellgas, L.P. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Ferrellgas, L.P. for the year ended July 31, 2010.

•                  our reports dated September 28, 2010, relating to the financial statements of Ferrellgas Finance Corp., and the effectiveness of Ferrellgas Finance Corp’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Ferrellgas Finance Corp. for the year ended July 31, 2010.

We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

May 13, 2011

Member of

Deloitte Touche Tohmatsu